EXHIBIT 99.1

Independent Auditor's Report

To the Board of Directors and Shareholders

of Black Oak Gallery

We have audited the accompanying financial statements of Black Oak Gallery (the Company), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Oak Gallery as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Macias Gini & O'Connell LLP

Walnut Creek, California

June 6, 2016

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BLACK OAK GALLERY

BALANCE SHEETS

	December 31,	December 31,
	2015	2014
ASSETS
Current Assets:
Cash	$366,410	$591,585
Inventory	65,299	25,401
Total current assets	431,709	616,986
Furniture and equipment, net	702,294	597,501
TOTAL ASSETS	$1,134,003	$1,214,487

LIABILITIES
Current Liabilities:
Accounts payable	$213,471	$39,465
Accrued liabilities	1,584,220	1,202,828
Total current liabilities	1,797,691	1,242,293
Deferred tax liability	95,717	156,713

TOTAL LIABILITIES	1,893,408	1,399,006

SHAREHOLDERS' DEFICIT
Common stock, no par value; 100,000 shares authorized; 10,000 shares issued and outstanding at December 31, 2015 and 2014	$100	$100
Accumulated deficit	(759,505)	(184,619)
Total shareholders' deficit	(759,405)	(184,519)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$1,134,003	$1,214,487

See accompanying notes to the financial statements.

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STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2015	2014

Revenue	$12,983,824	$11,125,774
Cost of goods sold	10,709,576	8,420,502
GROSS PROFIT	2,274,248	2,705,272
Selling, general and administrative expenses	2,213,742	1,317,192

INCOME FROM OPERATIONS	60,506	1,388,080

Interest income	1,236	1,087

INCOME BEFORE PROVISION FOR TAXES	61,742	1,389,167

Provision for income taxes	636,628	1,209,465
NET INCOME (LOSS)	$(574,886)	$179,702

See accompanying notes to the financial statements.

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BLACK OAK GALLERY

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(574,886)	$179,702
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	174,634	52,641
Deferred rent	(18,990)	(4,514)
Deferred tax liability	(60,996)	156,713
Changes in operating assets and liabilities:
Inventory	(39,898)	(25,401)
Accounts payable	174,007	(23,830)
Accrued liabilities	400,381	164,860
NET CASH FROM OPERATING ACTIVITIES	54,252	500,171

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment purchases	(279,427)	(613,209)
NET CASH USED IN INVESTING ACTIVITIES	(279,427)	(613,209)

Decrease in cash	(225,175)	(113,038)
CASH AT BEGINNING OF YEAR	591,585	704,623
CASH AT END OF YEAR	$366,410	$591,585

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid	$560,209	$730,680

See accompanying notes to the financial statements.

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BLACK OAK GALLERY

STATEMENT OF SHAREHOLDERS' DEFICIT

For The Years ended December 31, 2015 and 2014

	COMMON	COMMON		TOTAL
	STOCK	STOCK	ACCUMULATED	SHAREHOLDERS'
	SHARES	AMOUNT	DEFICIT	DEFICIT

BALANCE AT DECEMBER 31, 2013	10,000	$100	$(364,321)	$(364,221)

Net Income	-	-	179,702	179,702

BALANCE AT DECEMBER 31, 2014	10,000	$100	$(184,619)	$(184,519)

Net Loss	-	-	(574,886)	(574,886)

BALANCE AT DECEMBER 31, 2015	10,000	$100	$(759,505)	$(759,405)

See accompanying notes to the financial statements.

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Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Note 1. Description of the Business

Organization

Black Oak Gallery ("Black Oak", "we", "us", "our" or the "Company") was incorporated on September 28, 2012, in the State of California as Oakland Community Collective. On April 23, 2013, the Company changed its name to Northgate Grand, Inc. On April 25, 2013, the Company changed its name to Black Oak Gallery. The Company does business as "Blüm".

Nature of Business

Black Oak Gallery opened its retail storefront in Oakland, California in November of 2012. We are a retail seller, distributor and grower of medical marijuana.

We sell a combination of our own cultivated products as well as high quality name-brand products from outside suppliers. In addition to multiple grades of medical marijuana, we sell "edibles" which include cannabis-infused baked goods, chocolates, and candies; cannabis-infused topical products, such as lotions, massage oils and balms; clones of marijuana plants; and numerous kinds of cannabis concentrates, such as hash, shatter and wax.

We service approximately 1,000 patients per day and have over 42,000 registered patients. Our location consists of a retail dispensary storefront, indoor cultivation area, laboratory and a 20-car capacity parking lot, collectively known as the Blüm Campus.

The Blüm Campus is located at 578 W. Grand Ave., Oakland, California.

Our website is www.blumoak.com.

Recent Developments

We entered into an Agreement and Plan of Merger (the "Merger Agreement") with Terra Tech Corp., a Nevada corporation ("Terra Tech"), that was dated as of December 23, 2015, pursuant to which we agreed to be acquired by Terra Tech (the "Merger"), subject to the satisfaction or waiver of certain closing conditions set forth in the Merger Agreement, as well as Terra Tech's unconditional right to terminate and abandon the Merger at any time prior to March 25, 2016. The Merger closed on March 31, 2016. See Note 10. Subsequent Events for more information.

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Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Medicinal Marijuana Industry Overview

As of May 2016, there are a total of 24 states, plus the District of Columbia with legislation passed as it relates to medicinal cannabis. These state laws are in direct conflict with the United States Federal Controlled Substances Act (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently-accepted use for medical treatment in the U.S., and lacks acceptable safety for use under medical supervision.

Recently, the U.S. Department of Justice has issued memoranda providing that, in those states and local governments where laws authorizing cannabis-related use have been enacted, it will focus its enforcement efforts on drug trafficking and prevent minors access to marijuana, not on prosecuting individuals complying with state laws.

Twenty-four states, plus the District of Columbia, have adopted laws that exempt patients from state criminal penalties who use medicinal cannabis under a physician's supervision. These are collectively referred to as the states that have de-criminalized medicinal cannabis, although there is a subtle difference between de-criminalization and legalization, and each state's laws are different. The states that have legalized medicinal cannabis are as follows (in alphabetical order):

Alaska,	Illinois	New Hampshire
Arizona,	Maine,	New Jersey,
California,	Maryland,	New Mexico,
Colorado,	Massachusetts,	New York,
Connecticut,	Michigan,	Oregon,
Delaware,	Minnesota	Pennsylvania,
District of Columbia,	Montana,	Rhode Island,
Hawaii,	Nevada,	Vermont, and Washington.

Medical cannabis decriminalization is generally referred to as the removal of all criminal penalties for the private possession and use of cannabis by adults, including cultivation for personal use and casual, nonprofit transfers of small amounts. Legalization is generally referred to as the development of a legally controlled market for cannabis, where consumers purchase from a safe, legal, and regulated source.

The dichotomy between federal and state laws has also limited the access to banking and other financial services by marijuana businesses. Recently the U.S. Department of Justice and the U.S. Department of Treasury issued guidance for banks considering conducting business with marijuana dispensaries in states where those businesses are legal, pursuant to which banks must now file a Marijuana Limited Suspicious Activity Report that states the marijuana business is following the government's guidelines with regard to revenue that is generated exclusively from legal sales. However, since the same guidance noted that banks could still face prosecution if they provide financial services to marijuana businesses, it has led to the widespread refusal of the banking industry to offer banking services to marijuana businesses operating within state and local laws.

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Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Although distributing medical marijuana, subject to adherence to state and local laws, is legally permitted in the City of Oakland and in the State of California, marijuana is illegal under federal law. We believe we operate our business in compliance with applicable California state and City of Oakland laws and regulations. Any changes in federal, state or local law enforcement regarding marijuana may affect our ability to operate our business. Any changes in banking, insurance or other business services may also affect our ability to operate our business.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are based on knowledge of current events and anticipated future events and accordingly, actual results may differ from those estimates.

Risks Related to Cash

The Company maintains cash in bank deposit accounts, which at times may exceed federally insured limits. At December 31, 2015, and 2014, the Company did not have any amounts in deposit accounts in excess of federal insurance limits. The Company also maintains cash in its cash vaults. The Company has not experienced any losses in such accounts.

Cash Equivalents

The Company considers only highly liquid investments such as money market funds and commercial paper with maturities of 90 days or less at the date of their acquisition as cash equivalents. At December 31, 2015, and 2014, the Company did not hold any such investments.

Advertising Cost

The Company expenses advertising costs when incurred. Advertising expense for the years ended December 31, 2015 and 2014 was approximately $81,000 and $15,400, respectively.

Inventory and Consigned Inventories

Inventory is stated at the lower of cost or market. Cost is determined under the first-in, first-out method. The cost of a product is recorded as a cost of sales at the time revenue is recognized.

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BLACK OAK GALLERY

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

A substantial majority of the products we sell are provided by our suppliers on a consignment basis. These consigned inventories are not recorded on our balance sheet until we take title to the finished goods, which occurs when they are sold to the customer. Prior to selling such products to customers, our suppliers retain title to the consigned inventory. If our suppliers were to discontinue financing consigned inventory in this manner, it would require us to make cash outlays and we could incur expenses which, if material, could negatively affect our business and financial results.

The Company cultivates a portion of the products it sells. The costs associated with cultivation are deferred until the product is available for sale. Such amounts were not material at December 31, 2015 and 2014.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, "Revenue Recognition," by recognizing as revenue the fees we charge customers because persuasive evidence of an arrangement exists, the fees we charge are substantially fixed or determinable during the period that we provide the goods or services, the Company and its customers understand the specific nature and terms of the agreed upon transactions, and payment is made for the goods or services when they have been rendered.

Revenue is recognized net of discounts, rebates, promotional adjustments, price adjustments, and returns, and net of taxes collected from customers that are remitted to governmental authorities, with the collected taxes recorded as current liabilities until remitted to the relevant government authority. Revenue is recorded upon transfer of title and risk to the customer which occurs at the time customers take delivery of our products at our retail dispensary. Upon purchase, we have no further performance obligations and collection is assured as sales are paid for at time of purchase.

Revenue related to the sale of consignment inventory is not recognized until the product is pulled from inventory and sold directly to our end-customers at our retail dispensary. The Company recognizes revenue from the sale of consignment inventory on a gross basis, as it has determined that it is the primary obligor to the customer, has latitude in establishing the sales prices and profit margins of its products, has discretion in selecting its suppliers, is responsible for loss or damage to consigned inventory and through its customer validation process performs an important part of the process of providing such products to authorized customers. The Company believes that these factors outweigh the fact that the Company does not have title to the consigned inventory prior to its sale.

During the year ended December 31, 2015, and 2014, sales returns were not significant and, as such, no sales return allowance has been recorded as of December 31, 2015, and 2014.

Cost of Goods Sold

Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles and concentrates, as well as, packaging and other supplies, fees for services and processing, other expenses for services and allocated overhead. Overhead expenses include allocations of rent, administrative salaries, utilities and related costs.

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Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Selling, General And Administrative Expenses

Selling, general and administrative expenses are charged to expense as incurred and consist of employee compensation such as retail and administrative employees, retail store and operating costs, advertising, insurance and other administrative costs.

Loyalty Rewards Program

We offer a customer loyalty rewards program which allows members to earn discounts on future purchases. The amount of unused discounts earned by our loyalty rewards program members is included in accrued liabilities and recorded as a reduction of revenue at the time a qualifying purchase is made. Revenue is recognized when points are redeemed by the loyalty rewards program member. The loyalty rewards program was enacted during April 2015 and the value of points accrued as of December 31, 2015, was approximately $23,291.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets: 3-7 years for furniture and equipment, leasehold improvements are amortized over the lesser of the estimated useful life, generally five years, or the lease term. Repairs and maintenance expenditures that do not extend the useful lives of related assets are expensed as incurred.

Impairment of Long Lived Assets

The Company reviews its long-lived assets for impairment in accordance with FASB ASC Topic 360, Property, Plant and Equipment. If an indicator of impairment is identified management then evaluates whether the estimated undiscounted cash flows are sufficient to recover the asset's carrying amount. If deemed insufficient, then an impairment loss is measured by comparing the fair value of the asset to its carrying amount. For the years ended December 31, 2015 and 2014, no impairment loss was recognized.

Related Party Transactions

The Company follows FASB ASC subtopic 850-10, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

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Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Material related party transactions are required to be disclosed in the financial statements, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operation are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. See Note 8. Related Party Transactions for associated disclosures.

Income Taxes

The Company follows FASB ASC 740, Accounting for Income Taxes which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items that are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect to temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also recorded in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Uncertain tax positions

The Company recognizes uncertain tax positions based on a benefit recognition model. Provided that the tax position is deemed more likely than not of being sustained, the Company recognizes the largest amount of tax benefit that is greater than 50% likely of being ultimately realized upon settlement. The tax position is derecognized when it is no longer more likely than not of being sustained. The Company classifies income tax-related interest and penalties as interest expense and selling, general, and administrative expense, respectively, on the Statement of Operations.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update ("ASU") No. 2016-02, Leases, which replaces the existing guidance in Accounting Standard Codification 840, Leases. ASU 2016-02 is effective for fiscal years, beginning after December 15, 2019. ASU 2016-02 requires a dual approach for lessee accounting under which a lessee would account for leases as finance leases or operating leases. Both finance leases and operating leases will result in the lessee recognizing a right-of-use asset and corresponding lease liability. For finance leases the lessee would recognize interest expense and amortization of the right-of-use asset and for operating leases the lessee would recognize straight-line total lease expense. The Company is currently assessing the new standard and its impact on its financial statements.

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BLACK OAK GALLERY

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, which modifies the presentation of noncurrent and current deferred taxes. ASU 2015-17 requires that all deferred tax assets and liabilities be classified as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The standard is effective for interim and annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company early adopted ASU No. 2015-17 effective January 1, 2014.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The update outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. In August 2015, the FASB approved a one-year deferral of the effective date, to make it effective for annual and interim reporting periods beginning after December 15, 2018. The standard allows for either a full retrospective or a modified retrospective transition method. The Company is currently assessing the new standard and its impact on its financial statements.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Equity

The Company is authorized to issue 100,000 shares of its common stock without par value. At December 31, 2015, and 2014, the total number of shares of the Company's common stock that were issued and outstanding was 10,000.

Common Stock

On September 28, 2012, the date of the Company's inception, the Company issued an aggregate of 10,000 shares of its common stock, 8,750 shares to Salwa Ibrahim and 1,250 shares to Derek Peterson, in consideration of $100.

October 1, 2012, the Company entered into a one year option agreement (the "Boss Option Agreement") with Boss Investments, Inc. ("Boss"), pursuant to which Boss was granted the right (the "Option") to purchase 50,000 shares (the "Option Shares") at an exercise price of $0.20 per share (the "Option Exercise Price"), which Option Shares were intended to represent a 50% ownership interest in the Company. The Company determined the fair value of the Boss Option Agreement at time of grant to be insignificant. Additionally, the Company determined that the Boss Option Agreement did not contain any non-standard, anti-dilutive features nor did it contain other terms causing it to be classified as a liability. During the year ended December 31, 2013, Boss paid the Option Exercise Price, but the Company did not issue the underlying shares.

Additionally, during the year ended December 31, 2013, the Company agreed to exchange shares for certain services from Derek Peterson and Martin Kaufman, related parties. The Company determined the value of these services to be de minimis.

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BLACK OAK GALLERY

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

On March 31, 2016, in connection with documentation required for the closing of the Merger, the Company determined that it had not issued the exercised or earned shares as noted above. As a result, the Company certificated 29,772.74 shares of the Company's common stock as follows: i) 19,886.37 shares to the equity holders of Boss, which shares represented a 50% ownership interest in the Company immediately prior to the closing of the Merger; ii) 3,522.73 shares to Derek Peterson, and iii) 6,363.64 shares to Martin Kaufman. Consequently, immediately prior to the closing of the Merger, the number of issued and outstanding shares of the Company's common stock was 39,772.74.

Note 4. Inventory

The inventory balance at December 31, 2015, and 2014, was $65,299 and $25,401, respectively, which consisted of primarily of purchased edibles and the costs associated with the Company's cultivated products that were available for sale.

Note 5. Property and Equipment

Property and equipment at December 31, 2015, and 2014, consist of the following:

	2015	2014
Furniture and fixtures	$49,555	$47,815
Leasehold improvements	885,592	607,905
Total	935,147	655,720
Less: accumulated depreciation	(232,853)	(58,219)
Net property and equipment	$702,294	$597,501

For the years ended December 31, 2015, and 2014 depreciation expense was $174,634 and $52,641, respectively.

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BLACK OAK GALLERY

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Note 6. Accrued Liabilities

Accrued liabilities at December 31, 2015, and 2014, are comprised of the following:

	2015	2014
Sales tax payable	$290,072	$177,981
Income tax payable	869,245	728,081
Consignment payable	327,416	210,116
Deferred rent	28,484	47,474
Payroll liabilities	35,712	29,176
Other	33,291	10,000

Total accrued liabilities	$1,584,220	$1,202,828

Note 7. Income Taxes

The Company's tax provision consisted of the following for the years ended December 31, 2015, and 2014:

	2015	2014
Current tax expense (benefit):
Federal	$658,052	$924,059
State	39,572	128,693
	697,624	1,052,752
Deferred tax expense (benefit):
Federal	(28,000)	132,324
State	(32,996)	24,389
	(60,996)	156,713

Total	$636,628	$1,209,465

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Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

At December 31, 2015 and 2014, the significant components of deferred income taxes were as follows:

	2015	2014

Property and equipment	$(95,717)	(156,713)
Total deferred tax liabilities	$(95,717)	$(156,713)

In connection with its federal tax filings, the Company has taken certain deductions subject to Internal Revenue Code Section 280E ("280E"). At December 31, 2015 and 2014, the Company had $714,975 and $433,652, respectively, of unrecognized tax benefits related to 280E deductions taken in its previously filed federal tax returns. It is possible that a decrease of up to $714,975 in unrecognized tax benefits related to its 280E deductions may be deemed necessary within the coming year. The Company has accrued a liability of $25,374 for penalties and interest as of December 31, 2015. The Company has accrued a liability of $16,980 for penalties and interest as of December 31, 2014.

As of December 31, 2015, the Company's tax years for 2014, 2013, and 2012 are subject to examination by the tax authorities, but no examination is currently extant.

Note 8. Related Party Transactions

See Note 10. Subsequent Events for information regarding the Merger Agreement that was dated as of December 23, 2015, which we entered into with Terra Tech, of which Derek Peterson, a shareholder of Black Oak Gallery, is the Chief Executive Officer and Director, pursuant to which we agreed to be acquired by Terra Tech, subject to the satisfaction or waiver of certain closing conditions set forth in the Merger Agreement, as well as Terra Tech's unconditional right to terminate and abandon the Merger at any time prior to March 25, 2016. The Merger closed on March 31, 2016.

During the years ended December 31, 2015, and 2014, the Company purchased approximately $434,661 and $74,106, respectively, in products from Terra Tech, or one of its subsidiaries. During the year ended December 31, 2015, the Company sold $248,855 of product to Terra Tech, or one of its subsidiaries. Any amounts owed at December 31, 2015 and 2014, were immaterial and are part of our normal course of business.

During the years ending December 31, 2015 and 2014, we purchased building and construction services totaling $1,470 and $4,750, respectively from SK Builders, Inc., a California professional corporation, which is controlled by Martin Kaufman, Director of Security of the Company. No amounts were owed to SK Builders at December 31, 2015 and 2014.

During the years ending December 31, 2015 and 2014, we purchased monthly security guard services from Core Security Solutions, Inc., a California corporation, which is controlled by Martin Kaufman, Director of Security of the Company. Such amounts were $301,986 and $351,763, repsectively. Any amounts owed at December 31, 2015 and 2014, were immaterial and are part of our normal course of business.

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Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

Note 9. Commitments And Contingencies

The Company's executive offices are located in Oakland, California, at 578 W. Grand Ave., Oakland, California. The parcel on which the Blüm Campus is located is comprised of five buildings on an approximate 35,000 square foot lot, with approximately 17,000 square feet of rental space, and a 20-car parking lot.

We entered our current lease for the property located at 578 W. Grand Ave., Oakland, California on May 30, 2012, pursuant to the terms of which rent is $12,500 per month for 48 months commencing on May 30, 2012 with annual 3% increases in rent (the "2012 Lease"). On August 29, 2012, we amended our lease to aggregate the additional space which we now occupy and which amendment increased our base rent by $6,500 with corresponding annual 3% increases in rent.

The Company's operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in it ceasing operations. While management of the Company believes that it is in compliance with applicable local and state regulation as of June 6, 2016, medical marijuana regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Note 10. Subsequent Events

The Company evaluated its December 31, 2015 financial statements for subsequent events through June 6, 2016, the date the financial statements were available to be issued.

Lease Agreement

On March 29, 2016, the Company entered into a new Sub-Lease Agreement for the property located at 578 W. Grand Ave., Oakland, California (the "2016 Lease"), which new lease now covers the entire Blüm Campus, which lease term is six years, with an option to extend for one additional four-year term, has base rent of $28,000, and annual 3% rent increases.

Terra Tech Merger

We entered into the Merger Agreement with Terra Tech that was dated as of December 23, 2015, pursuant to which we agreed to be acquired by Terra Tech, subject to the satisfaction or waiver of certain closing conditions set forth in the Merger Agreement, as well as Terra Tech's unconditional right to terminate and abandon the Merger at any time prior to March 25, 2016. The Merger closed on March 31, 2016.

For more information, see the Agreement and Plan of Merger, filed as Exhibits 10.25, 10.26, and 10.27 to on Terra Tech's Annual Report on Form 10-K for the year ending December 31, 2015, with the Securities and Exchange Commission on March 29, 2016.

Common Stock Issuance

See Note 3. Equity for more information regarding the Merger on March 31, 2016 and the Company's issuance of its common stock.

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